Exhibit 99.1

MusclePharm Delivers Profitable First Quarter 2021 Despite Industry Wide Supply Shortages

Operating expenses declined ~$0.8 million or 20% in First Quarter 2021

March and April sales increased compared to prior year periods

Company closed deal with major distributor ahead of MP Performance Energy beverages launch in Summer 2021

CALABASAS, Calif., May 24, 2021 (GLOBE NEWSWIRE) — MusclePharm Corporation (OTCMKTS: MSLP), a global provider of leading sports nutrition & lifestyle branded nutritional supplements, today reported financial results for the first quarter ended March 31, 2021.

Mr. Ryan Drexler, the Chairman of the Board of Directors and Chief Executive Officer, stated, “I am very pleased with our profitable quarter, despite the sales shortfall due to the temporary supply shortage affecting our industry. With March and April achieving sales increases over the prior year periods we have momentum going into the second quarter, which indicates the great strides we have made during the past year. We have some of the leading brands in the health and fitness industry and are proud to be leveraging the tremendous reach they offer by entering new categories such as energy beverages. With the rollout of three new energy beverages, in addition to tapping into the gender specific market with our popular FitMiss brand, we are very well positioned to capture a meaningful share of this rapidly growing market.”

“We have delivered positive profit for the last two quarters and it is a testament that the turnaround strategy we started two years ago to dramatically restructure MusclePharm and increase our focus on profitability is working. The expansion into the energy beverage market is only the beginning for our Company and I am optimistic we are in the very early stages of a tremendous long-term growth opportunity at MusclePharm,” said Ms. Sabina Rizvi President and Chief Financial Officer. “We will continue to focus on cost containment, while driving top line growth with our three-prong strategy of growing the core MP brand through broadened distribution and product offerings, focusing on omni-channel by meeting customers where they prefer to shop, and expanding into new distribution and brand expansion opportunities, as illustrated by our upcoming launch into the energy beverage sector.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

First Quarter 2021 Compared to First Quarter 2020

●	Revenue, net was $13.1 million compared to $16.2 million.
●	Gross margin declined to 28.1% compared to 29.6%.
●	Operating expenses declined $0.8 million or 19.8%
●	Net income was $94 thousand compared to a net loss of $(60) thousand.
●	Diluted income per share was $0.00 compared to $(0.00).
●	Adjusted EBITDA was $0.5 million compared to $0.7 million.

Non-GAAP Financial Measures

Within this press release, the Company makes reference to a non-GAAP financial measure (Adjusted EBITDA) which has a directly comparable U.S. GAAP financial measure (net income). EBITDA is defined as net income/(loss) excluding interest, net, income taxes and depreciation and amortization. Adjusted EBITDA, in addition to those amounts included in EBITDA, is further adjusted for items such as stock-based compensation, gain on disposal of property and equipment, gain on settlements and (recovery) provision for doubtful accounts.

Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with U.S. GAAP.

Conference Call Information

The Company will host a conference call to discuss its operating results today at 1:30 pm Pacific Time (4:30 pm Eastern Time). Investors interested in accessing the live call can dial (877) 407-0792 from the U.S. and International callers can dial (201) 689-8263. A telephone replay will be available following the event and can be accessed by dialing (844) 512-2921 from the U.S. and International callers can dial (412) 317-6671; the conference ID is 13719996.

There will also be a simultaneous, live webcast with the ability to ask questions of management on the Investor Relations section of the Company’s website at www.musclepharm.com. The webcast will be archived for 30 days.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s offerings, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other nutrition providers. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About MusclePharm Corporation

MusclePharm® is an award-winning, worldwide leading sports nutrition & lifestyle company offering branded nutritional supplements. Its portfolio of recognized properties include the MusclePharm® Sport Series, Essentials Series, and recently-launched Natural Series, as well as FitMiss™ – a product line designed specifically for female athletes. MusclePharm® products are available in more than 100 countries globally, with its Combat Protein product lineup being the company’s most popular.

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

John.Mills@Icrinc.com

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue, net	$13,121	$16,231
Cost of revenue	9,432	11,422
Gross profit	3,689	4,809
Operating expenses:
Advertising and promotion	345	125
Salaries and benefits	1,048	1,681
Selling, general and administrative	1,397	1,911
Professional fees	627	541
Total operating expenses	3,417	4,258
Income from operations	272	551
Other expense:
Interest and other expense, net	(178)	(589)
Income (loss) before provision for income taxes	94	(38)
Provision for income taxes	—	22
Net income (loss)	$94	$(60)

Net income (loss) per share, basic and diluted	$0.00	$(0.00)

Weighted average shares used to compute net income (loss) per share, basic	33,119,549	32,459,675
Weighted average shares used to compute net income (loss) per share, diluted	45,492,621	32,459,675

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$592	$2,003
Accounts receivable, net	6,221	7,488
Inventory	1,353	1,032
Prepaid expenses and other current assets	814	1,341
Total current assets	8,980	11,864
Property and equipment, net	13	13
Intangible assets, net	275	356
Operating lease right-of-use assets	406	474
Other assets	275	295
TOTAL ASSETS	$9,949	$13,002
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Obligation under secured borrowing arrangement	$4,740	$7,098
Line of credit	1,705	743
Operating lease liability, current	402	381
Convertible note with a related party, net of discount	2,872	2,872
Accounts payable	13,759	14,719
Accrued and other liabilities	6,028	6,194
Total current liabilities	29,506	32,007
Operating lease liability, long-term	233	343
Other long-term liabilities	4,535	5,071
Total liabilities	34,274	37,421
Commitments and contingencies
Stockholders’ deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 34,261,821 and 33,980,905 shares issued as of March 31, 2021 and December 31, 2020, respectively; 33,386,200 and 33,105,284 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	32	32
Additional paid-in capital	178,261	178,261
Treasury stock, at cost; 875,621 shares	(10,039)	(10,039)
Accumulated deficit	(192,579)	(192,673)
TOTAL STOCKHOLDERS’ DEFICIT	(24,325)	(24,419)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$9,949	$13,002

MusclePharm Corporation

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$94	$(60)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	4	63
Amortization of intangible assets	80	80
Bad debt expense (recovery)	(11)	11
Gain on disposal of property and equipment	—	(11)
Inventory provision	86	12
Stock-based compensation	—	100
Issuance of common stock to non-employees	—	47
Changes in operating assets and liabilities:
Accounts receivable	1,278	(781)
Inventory	(406)	(268)
Prepaid expenses and other current assets	527	(459)
Other assets	87	174
Accounts payable and accrued liabilities	(1,641)	1,253
Net cash provided by operating activities	98	161
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4)	—
Proceeds from disposal of property and equipment	—	11
Net cash (used in) provided by investing activities	(4)	11
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	1,061	—
Payments on line of credit	(100)	(393)
Proceeds from secured borrowing arrangement, net of reserves	11,423	9,377
Payments on secured borrowing arrangement, net of fees	(13,781)	(9,993)
Repayment of finance lease obligations	—	(29)
Repayment of notes payable	(108)	(48)
Net cash used in financing activities	(1,505)	(1,086)

NET CHANGE IN CASH	(1,411)	(914)
CASH — BEGINNING OF PERIOD	2,003	1,532
CASH — END OF PERIOD	$592	$618
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$101	$168

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with U.S. GAAP, this press release discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, gain on disposal of property and equipment, gain on settlements, interest and other expense, net, depreciation of property and equipment, amortization of intangible assets, (recovery) provision for doubtful accounts, and provision for income taxes.

Management uses Adjusted EBITDA as a supplement to U.S. GAAP measures to further evaluate period-to-period operating performance, as well as the Company’s ability to meet future working capital requirements. The exclusion of non-cash charges, including stock-based compensation, gain on disposal of property and equipment, depreciation of property and equipment, amortization of intangible assets, (recovery) provision for doubtful accounts and provision for income taxes, is useful in measuring the Company’s cash available for operations and performance of the Company. Management believes these non-GAAP measures will provide investors with important additional perspectives in evaluating the Company’s ongoing business performance.

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net income (loss) to Adjusted EBITDA (in thousands):

	For the Three Months ended	For the Three Months ended
	March 31, 2021	March 31, 2020

Net income (loss)	$94	(60)

Non-GAAP adjustments:
Stock-based compensation	—	100
Gain on disposal of property and equipment	—	(11)
Gain on settlements	(200)	—
Interest and other expense, net	512	539
Depreciation and amortization of property and equipment	3	63
Amortization of intangible assets	80	80
(Recovery) provision for doubtful accounts	(11)	11
Provision for income taxes	—	22
Adjusted EBITDA	$478	$744